Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                              Contact:                      David M. Findlay
                                                                                                                                                       President and
                                                                                                                                                       Chief Financial Officer
                                                                                                                                                        (574) 267-9197
                                                                                                                                                        david.findlay@lakecitybank.com

Lake City Bank Continues

Strong Financial Performance

Record Earnings Reported for Quarter and Year-to-Date

Warsaw, Indiana (October 25, 2012) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported the highest quarterly and nine month net income and earnings per share in its 140 year history.  The Company achieved record net income of $9.3 million for the third quarter of 2012, an increase of 11% versus $8.4 million in the third quarter of 2011.  Diluted net income per share increased 10% to a record level of $0.57 in the third quarter versus $0.52 for the comparable period of 2011.

The Company also announced that the Board of Directors approved a cash dividend for the third quarter of $0.17 per share, payable on November 5, 2012 to shareholders of record as of October 25, 2012.  The quarterly dividend represents a 10% increase over the quarterly dividends paid in 2011.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “Our execution focused team continues to provide us with the ability to deliver great service and technology-driven products to our customer, which in turn provides very strong results for our shareholders.”

Kubacki continued, “In 2012, we are celebrating our 140th anniversary.  When the Bank was founded in 1872, the name Lake City Bank was on the front door and it is still there today.  We’re proud of our legacy as a true Indiana community bank and our continuing strong performance reaffirms our reputation as one of the leading community banks in the state and allows us to effectively compete with banks of all sizes.”

The Company further reported record net income of $26.8 million for the nine months ended September 30, 2012 versus $22.4 million for the comparable period of 2011, an increase of 20%.  Diluted net income per common share also set a new record and increased 19% to $1.63 for the nine months ended September 30, 2012 versus $1.37 for the comparable period of 2011.

Average total loans for the third quarter of 2012 were $2.22 billion versus $2.16 billion for the third quarter of 2011, an increase of 3%.  On a linked quarter basis, average loans decreased by $5 million compared to the second quarter of 2012.  Total loans outstanding grew $22 million, or 1%, from $2.18 billion as of September 30, 2011 to $2.20 billion as of September 30, 2012.  Gross loans outstanding at September 30, 2012 represented a decrease of $30 million versus $2.23 billion as of December 31, 2011.  Driving this $30 million decrease in net loans outstanding were anticipated reductions in nonowner occupied commercial real estate loans of $77 million and seasonal reductions in total agribusiness loans of $24 million.

David M. Findlay, President and Chief Financial Officer, stated, “One of the biggest challenges we have faced in 2012 is loan growth, which is directly tied to the economy of our region and overall business expansion.  From an economic strength perspective, we believe that the key reasons for some of the decreases are encouraging.  Our commercial real estate loan balances have been significantly reduced in 2012 by the successful placement of long term, fixed rate financing.  This is good for our clients and a positive sign that outside investors are returning to long term real estate activity.  Yet, we have not seen any significant demand for new commercial real estate projects that fit our profile to replenish this runoff.  On the agribusiness front, the reduction in loan balances is a positive reflection of the general health of this sector and the strength of the industry’s balance sheets.  Finally, loan demand in our traditional commercial and industrial sector has not been robust as these clients continue to be focused on strengthening their balance sheets through operational profitability.  As a result, we are not seeing widespread or significant capital investment in buildings or equipment.”

Findlay concluded, “We continue to be well positioned in our markets to capitalize on improved loan demand when it occurs.  We believe that we’ve got the best commercial lending team in the markets we serve and look forward to the inevitable economic recovery and the loan demand it will bring.”

The Company’s net interest margin was 3.30% in the third quarter of 2012 versus 3.48% for the third quarter of 2011 and 3.32% in the linked second quarter of 2012.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields as interest rates continue to be at historic lows.  For the nine months ended September 30, 2012, the Company’s net interest margin was 3.34% versus 3.60% for the comparable period in 2011.

The Company’s tangible common equity to tangible assets ratio was 9.90% at September 30, 2012 compared to 9.40% at September 30, 2011 and 9.58% at June 30, 2012.  Average total deposits for the quarter ended September 30, 2012 were $2.49 billion versus $2.55 billion for the second quarter of 2012 and $2.32 billion for the third quarter of 2011.

The Company’s provision for loan losses in the third quarter of 2012 was $0 versus $2.4 million in the same period of 2011.  In the second quarter of 2012, the provision was $500,000.  For the nine months ended September 30, 2012, the Company’s provision for loan losses was $1.3 million versus $10.9 million for the comparable period in 2011.  The provision decrease on a year-over-year basis was generally driven by the stabilization and improvement in key loan quality metrics,  adequate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of September 30, 2012 was $51.9 million compared to $52.1 million as of September 30, 2011 and $53.4 million as of December 31, 2011.  The allowance for loan losses represented 2.36% of total loans as of September 30, 2012 versus 2.39% at September 30, 2011 and 2.34% as of June 30, 2012.  The allowance for loan losses represented 156% of nonperforming loans as of September 30, 2012 versus 157% at September 30, 2011 and 150% as of June 30, 2012.

Net recoveries totaled $96,000 in the third quarter of 2012 versus net charge-offs of $1.6 million during the third quarter of 2011 and net charge-offs of $1.4 million during the linked second quarter of 2012.  The largest charge-off attributable to a single commercial credit during the quarter was $112,000.  For the nine months ended September 30, 2012, net charge-offs were $2.8 million versus $3.8 million for the comparable period in 2011.  Nonperforming assets decreased 6% to $34.0 million as of September 30, 2012 versus $36.2 million as of September 30, 2011.  On a linked quarter basis, nonperforming assets were 6% lower than the $36.4 million reported as of June 30, 2012.  The decrease in nonperforming assets during the quarter primarily resulted from sales of other real estate owned as well as payments received on nonperforming loans.  The ratio of nonperforming assets to total assets at September 30, 2012 was 1.15% versus 1.28% at September 30, 2011 and 1.22% at June 30, 2012.  Total watch list loans were $150.7 million at September 30, 2012 versus $166.5 million at September 30, 2011, a decrease of 9%.

The Company's noninterest income increased 5% to $6.2 million for the third quarter of 2012, versus $5.9 million for the third quarter of 2011.  On a linked quarter basis, noninterest income increased by $417,000 from $5.8 million in the second quarter of 2012.  On a year-over-year basis, noninterest income was positively impacted by a $162,000 increase in loan, insurance and service fees and a $150,000 increase in mortgage banking income.  In addition, other income was positively impacted by gains on the sale of other real estate of $174,000 during the third quarter of 2012, versus write downs on the value of other real estate during the third quarter of 2011 of $88,000.  Noninterest income was negatively impacted by $380,000 in net losses on securities sales related to a strategic realignment in the investment portfolio, which included the sale of nine non-agency mortgage backed securities.  The sale included all five of the non-agency mortgage backed securities on which the Company had previously recognized other than temporary impairment.

The Company's noninterest expense increased 6% to $14.3 million in the third quarter of 2012, versus $13.5 million in the comparable quarter of 2011.  On a linked quarter basis, noninterest expense increased by $53,000 versus $14.2 million in the second quarter of 2012.  On a year-over-year basis, data processing fees increased by $414,000 in the three-month period ended September 30, 2012 versus the same period of 2011.  In addition, equipment costs increased $105,000 in the three month period ended September 30, 2012 versus the same period of 2011.  The Company's efficiency ratio for the third quarter of 2012 was 50%, compared to a ratio of 47% for the comparable quarter of 2011 and 51% for the linked second quarter of 2012.

Lakeland Financial Corporation is a $3.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2012 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2012	2012	2011	2012	2011
END OF PERIOD BALANCES
Assets	$ 2,952,208	$ 2,974,438	$ 2,827,438	$ 2,952,208	$ 2,827,438
Deposits	2,476,097	2,525,485	2,356,359	2,476,097	2,356,359
Loans	2,203,388	2,214,400	2,181,008	2,203,388	2,181,008
Allowance for Loan Losses	51,912	51,817	52,073	51,912	52,073
Total Equity	294,990	287,658	268,847	294,990	268,847
Tangible Common Equity	291,946	284,543	265,590	291,946	265,590
AVERAGE BALANCES
Total Assets	$ 2,960,363	$ 3,015,641	$ 2,790,191	$ 2,956,482	$ 2,757,766
Earning Assets	2,718,318	2,730,356	2,640,298	2,717,325	2,616,361
Investments	475,899	479,131	457,360	475,028	441,771
Loans	2,215,456	2,220,641	2,160,007	2,217,227	2,131,765
Total Deposits	2,492,042	2,554,013	2,316,323	2,491,258	2,292,776
Interest Bearing Deposits	2,127,463	2,208,292	1,998,402	2,142,978	1,990,605
Interest Bearing Liabilities	2,286,151	2,365,962	2,192,141	2,305,946	2,183,836
Total Equity	291,513	284,638	264,460	284,496	256,829
INCOME STATEMENT DATA
Net Interest Income	$ 22,160	$ 22,148	$ 22,821	$ 66,805	$ 69,300
Net Interest Income-Fully Tax Equivalent	22,561	22,550	23,198	68,014	70,443
Provision for Loan Losses	0	500	2,400	1,299	10,900
Noninterest Income	6,229	5,812	5,923	17,891	16,667
Noninterest Expense	14,302	14,249	13,479	43,231	41,620
Net Income	9,347	8,819	8,447	26,792	22,401
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.57	$ 0.54	$ 0.52	$ 1.64	$ 1.38
Diluted Net Income Per Common Share	0.57	0.54	0.52	1.63	1.37
Cash Dividends Declared Per Common Share	0.170	0.170	0.155	0.495	0.465
Book Value Per Common Share (equity per share issued)	18.04	17.61	16.58	18.04	16.58
Market Value – High	28.82	26.83	23.94	28.82	23.94
Market Value – Low	25.09	24.07	19.40	23.91	19.40
Basic Weighted Average Common Shares Outstanding	16,340,425	16,324,928	16,208,889	16,312,896	16,201,900
Diluted Weighted Average Common Shares Outstanding	16,490,390	16,453,561	16,324,058	16,470,485	16,309,814
KEY RATIOS
Return on Average Assets	1.26%	1.18%	1.20%	1.21%	1.09%
Return on Average Total Equity	12.76	12.46	12.67	12.58	11.66
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	50.38	50.96	46.89	51.04	48.41
Average Equity to Average Assets	9.85	9.44	9.48	9.62	9.31
Net Interest Margin	3.30	3.32	3.48	3.34	3.60
Net Charge Offs to Average Loans	(0.02)	0.26	0.29	0.17	0.24
Loan Loss Reserve to Loans	2.36	2.34	2.39	2.36	2.39
Loan Loss Reserve to Nonperforming Loans	155.73	149.67	156.61	155.73	156.61
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	83.31	90.29	93.52	83.31	93.52
Nonperforming Loans to Loans	1.51	1.56	1.52	1.51	1.52
Nonperforming Assets to Assets	1.15	1.22	1.28	1.15	1.28
Tier 1 Leverage	10.59	10.16	10.29	10.59	10.29
Tier 1 Risk-Based Capital	13.32	12.85	12.33	13.32	12.33
Total Capital	14.59	14.11	13.59	14.59	13.59
Tangible Capital	9.90	9.58	9.40	9.90	9.40
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 4,028	$ 6,744	$ 3,357	$ 4,028	$ 3,357
Loans Past Due 90 Days or More	109	106	61	109	61
Non-accrual Loans	33,226	34,514	33,190	33,226	33,190
Nonperforming Loans (includes nonperforming TDR's)	33,335	34,620	33,251	33,335	33,251
Other Real Estate Owned	681	1,737	2,889	681	2,889
Other Nonperforming Assets	5	13	25	5	25
Total Nonperforming Assets	34,021	36,370	36,165	34,021	36,165
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	28,979	32,129	9,300	28,979	9,300
Performing Troubled Debt Restructurings	26,106	22,767	22,428	26,106	22,428
Total Troubled Debt Restructurings	55,085	54,896	31,728	55,085	31,728
Impaired Loans	61,294	59,256	57,659	61,294	57,659
Total Watch List Loans	150,709	151,047	166,499	150,709	166,499
Gross Charge Offs	482	1,852	2,099	4,066	5,048
Recoveries	578	412	511	1,280	1,214
Net Charge Offs/(Recoveries)	(96)	1,440	1,588	2,786	3,834

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of September 30, 2012 and December 31, 2011
(in thousands, except share data)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$ 134,785	$ 56,909
Short-term investments	46,617	47,675
Total cash and cash equivalents	181,402	104,584

Securities available for sale (carried at fair value)	481,256	467,391
Real estate mortgage loans held for sale	6,707	2,953

Loans, net of allowance for loan losses of $51,912 and $53,400	2,151,476	2,180,309

Land, premises and equipment, net	34,969	34,736
Bank owned life insurance	40,848	39,959
Accrued income receivable	9,735	9,612
Goodwill	4,970	4,970
Other intangible assets	60	99
Other assets	40,785	45,075
Total assets	$ 2,952,208	$ 2,889,688

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 357,531	$ 356,682
Interest bearing deposits	2,118,566	2,056,014
Total deposits	2,476,097	2,412,696

Short-term borrowings
Federal funds purchased	0	10,000
Securities sold under agreements to repurchase	118,552	131,990
Total short-term borrowings	118,552	141,990

Accrued expenses payable	15,414	13,550
Other liabilities	1,189	2,195
Long-term borrowings	15,038	15,040
Subordinated debentures	30,928	30,928
Total liabilities	2,657,218	2,616,399

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,346,247 shares issued and 16,260,259 outstanding as of September 30, 2012
16,217,019 shares issued and 16,145,772 outstanding as of December 31, 2011	89,255	87,380
Retained earnings	200,615	181,903
Accumulated other comprehensive income	6,644	5,139
Treasury stock, at cost (2012 - 85,988 shares, 2011 - 71,247 shares)	(1,613)	(1,222)
Total stockholders' equity	294,901	273,200

Noncontrolling interest	89	89
Total equity	294,990	273,289
Total liabilities and equity	$ 2,952,208	$ 2,889,688

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Nine Months Ended September 30, 2012 and 2011
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 25,803	$ 26,390	$ 77,789	$ 78,555
Tax exempt	109	114	333	357
Interest and dividends on securities
Taxable	2,034	3,217	7,425	10,635
Tax exempt	698	692	2,094	2,068
Interest on short-term investments	16	18	43	114
Total interest income	28,660	30,431	87,684	91,729

Interest on deposits	5,989	7,090	19,352	20,868
Interest on borrowings
Short-term	112	159	329	477
Long-term	399	361	1,198	1,084
Total interest expense	6,500	7,610	20,879	22,429

NET INTEREST INCOME	22,160	22,821	66,805	69,300

Provision for loan losses	0	2,400	1,299	10,900

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	22,160	20,421	65,506	58,400

NONINTEREST INCOME
Wealth advisory fees	959	866	2,770	2,613
Investment brokerage fees	695	741	2,435	2,093
Service charges on deposit accounts	2,045	2,036	5,937	5,938
Loan, insurance and service fees	1,421	1,259	4,062	3,595
Merchant card fee income	297	253	902	775
Other income	669	362	1,614	1,380
Mortgage banking income	590	440	1,574	594
Net securities losses	(380)	(1)	(377)	(167)
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	(67)	(33)	(1,052)	(154)
Loss recognized in other comprehensive income	0	0	26	0
Net impairment loss recognized in earnings	(67)	(33)	(1,026)	(154)
Total noninterest income	6,229	5,923	17,891	16,667

NONINTEREST EXPENSE
Salaries and employee benefits	8,569	8,611	26,007	24,802
Net occupancy expense	803	746	2,519	2,373
Equipment costs	641	536	1,854	1,600
Data processing fees and supplies	1,143	729	3,044	2,820
Other expense	3,146	2,857	9,807	10,025
Total noninterest expense	14,302	13,479	43,231	41,620

INCOME BEFORE INCOME TAX EXPENSE	14,087	12,865	40,166	33,447

Income tax expense	4,740	4,418	13,374	11,046

NET INCOME	$ 9,347	$ 8,447	$ 26,792	$ 22,401

BASIC WEIGHTED AVERAGE COMMON SHARES	16,340,425	16,208,889	16,312,896	16,201,900
BASIC EARNINGS PER COMMON SHARE	$ 0.57	$ 0.52	$ 1.64	$ 1.38
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,490,390	16,324,058	16,470,485	16,309,814
DILUTED EARNINGS PER COMMON SHARE	$ 0.57	$ 0.52	$ 1.63	$ 1.37

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2012
(unaudited in thousands)

	September 30,		December 31,		September 30,
	2012		2011		2011
Commercial and industrial loans:
Working capital lines of credit loans	$ 445,981	20.2%	$ 373,768	16.7%	$ 382,202	17.5%
Non-working capital loans	382,850	17.4	377,388	16.9	380,125	17.4
Total commercial and industrial loans	828,831	37.6	751,156	33.6	762,327	34.9

Commercial real estate and multi-family residential loans:
Construction and land development loans	87,949	4.0	82,284	3.7	110,493	5.1
Owner occupied loans	363,673	16.5	346,669	15.5	335,514	15.4
Nonowner occupied loans	308,146	14.0	385,090	17.2	363,777	16.7
Multifamily loans	25,482	1.2	38,477	1.7	19,578	0.9
Total commercial real estate and multi-family residential loans	785,250	35.6	852,520	38.2	829,362	38.0

Agri-business and agricultural loans:
Loans secured by farmland	119,524	5.4	118,224	5.3	101,978	4.7
Loans for agricultural production	94,563	4.3	119,705	5.4	92,414	4.2
Total agri-business and agricultural loans	214,087	9.7	237,929	10.7	194,392	8.9

Other commercial loans	44,982	2.0	58,278	2.6	58,208	2.7
Total commercial loans	1,873,150	85.0	1,899,883	85.0	1,844,289	84.6

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	106,147	4.8	106,999	4.8	107,026	4.9
Open end and junior lien loans	168,507	7.6	175,694	7.9	177,940	8.2
Residential construction and land development loans	11,303	0.5	5,462	0.2	4,380	0.2
Total consumer 1-4 family mortgage loans	285,957	13.0	288,155	12.9	289,346	13.3

Other consumer loans	44,691	2.0	45,999	2.1	47,623	2.2
Total consumer loans	330,648	15.0	334,154	15.0	336,969	15.4
Subtotal	2,203,798	100.0%	2,234,037	100.0%	2,181,258	100.0%
Less: Allowance for loan losses	(51,912)		(53,400)		(52,073)
Net deferred loan fees	(410)		(328)		(250)
Loans, net	$2,151,476		$2,180,309		$2,128,935